EXHIBIT 3.1


                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           PACIFIC FOREST CORPORATION

         Pursuant to the applicable provisions of the Nevada Business Corporation Act, Pacific Forest Corporation (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

FIRST:   The present name of the Corporation is Pacific Forest Corporation.

SECOND: The following amendment to its Articles of Incorporation were adopted by majority vote of stockholders of the Corporation in the manner prescribed by applicable law.

         1. The Article entitled ARTICLE I, is amended to read as follows:

                                    ARTICLE I

         The name of this corporation is GREEN CAPITAL GROUP, INC.

THIRD:   The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 1,325,000.

FOURTH: The number of shares voted for such amendment by consent of a majority of the stockholders was 707,300 shares ( 53.4% ) and no shares were voted against such amendment.

DATED this 31st day of March, 1998.

                                              PACIFIC FOREST CORPORATION



                                              By:  /s/ Roger Tichenor
                                                  ------------------------------
                                                       Roger Tichenor, President
                                                       and Secretary

                                  VERIFICATION
                                  ------------


State of Florida           )
                           ) SS.
County of Broward          )

         The undersigned being first duly sworn, deposes and states: that the undersigned is the Secretary of Pacific Forest Corporation, that the undersigned has read the Articles of Amendment and knows the contents thereof and that the same contain a truthful statement of the Amendment duly adopted by the sole director and stockholders of the Corporation.
                                                     /s/Roger Tichenor
                                                     -------------------------
                                                     Roger Tichenor, Secretary



State of Florida           )
                           ) SS.
County of Broward          )

         The foregoing instrument was acknowledged before me this 14th day of April, 1998 by Roger Tichenor, Secretary of Pacific Forest Corporation, a Nevada corporation, on behalf of the corporation. He is personally known to me or has produced a Florida Drivers License as identification and did/did not take an oath.
                                       Notary Public:

                                       sign:    /s/ Cynthia L. Brandes
                                                -------------------------------
                                       print:   Cynthia L. Brandes
                                                -------------------------------
                                                State of Florida at Large (Seal)
                                                My Commission Expires: